GSE SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          To be held on June 16, 2005

     The undersigned hereby constitutes and appoints Jeffery G. Hough and/or Andrea Kantor, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the annual meeting of stockholders of GSE Systems, Inc. (the "Company") to be held at the Company's headquarters at 9189 Red Branch Road, Columbia, Maryland 21045 at 11:00 a.m. local time, on June 16, 2005 and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement:

     1. To elect three persons to serve as Class I Directors on the Company's Board of Directors, for a term of three years or until their successors have been elected and qualified. The following three persons have been nominated to serve as directors: Dr. Sheldon L. Glashow, Dr. Roger L. Hagengruber, and Chin-Our Jerry Jen.

         FOR all nominees listed above       WITHHOLD AUTHORITY to vote for all
                                             nominees listed above

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INSTRUCTIONS: To withhold authority to vote for any one or more individual nominees, line through or otherwise strike out the name of any nominee.

     2. To elect three persons to serve as Class III Directors on the Company's board of directors, for a term of two years or until their successors have been elected and qualified. The following three persons have been nominated to serve as directors: Jerome I. Feldman, John V. Moran and Geroge J. Pedersen.

         FOR all nominees listed above       WITHHOLD AUTHORITY to vote for all
                                             nominees listed above

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INSTRUCTIONS: To withhold authority to vote for any one or more individual nominees, line through or otherwise strike out the name of any nominee.

     3. To approve an amendment to the Company's 1995 Long-Term Incentive Plan, as Amended and Restated Effective June 25, 2001.

         FOR                    AGAINST                ABSTAIN


     4. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company's independent public accountants for the current fiscal year.

         FOR                    AGAINST                ABSTAIN

     5. To transact such other business as may properly come before the annual meeting or at any adjournments or postponements thereof.

                          (Please sign on reverse side)


(continued from other side)

This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted For proposals 1, 2, 3 and 4.

     Please indicate by check mark if you plan to attend the annual meeting of stockholders.


                                             DATED:-------------------, 2005


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                                                        (Signature)


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                                                        (Signature)



                                       NOTE:  Please sign exactly as your name
                                       or names appear on this card. Joint
                                       owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full titles as such. (Please sign, date and return this proxy in the enclosed envelope.)